UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 16, 2014

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2014, Leon E. Roday, 60, the Executive Vice President, General Counsel and Secretary of Genworth Financial, Inc. (the “Company”), notified the Company that he intends to retire from the Company during the first quarter of 2015, after more than 18 years of service to the Company and its predecessors. The Company and Mr. Roday will work together to plan for the orderly transition of his role and responsibilities in connection with his retirement, including the expectation that Mr. Roday will continue to serve as a Company-designated director of Genworth MI Canada Inc., Genworth Mortgage Insurance Australia Limited, Financial Insurance Company Limited and Financial Assurance Company Limited for at least an additional year after his retirement, and be paid for that service accordingly in an amount to be agreed upon.

On December 17, 2014, as part of its regular review of compensation and benefits, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company approved (i) the Genworth Financial, Inc. 2014 Change of Control Plan (the “2014 Change of Control Plan”) and (ii) the Genworth Financial, Inc. 2015 Key Employee Severance Plan (the “2015 Key Employee Severance Plan”).

The 2014 Change of Control Plan is intended to be the successor plan to the Company’s Amended and Restated 2005 Change of Control Plan and 2011 Change of Control Plan (together, the “Prior Change of Control Plans”), under which severance benefits were offered to certain of the Company’s key employees in the event that their employment was terminated in connection with a change of control of the Company. The 2014 Change of Control Plan completely eliminates excise tax gross-up payments that were available to participants under the Amended and Restated 2005 Change of Control Plan. In addition, payments and benefits payable to the Company’s named executive officers under the 2014 Change of Control Plan are generally less than payments and benefits payable under the Prior Change of Control Plans, due to reduced severance multiples and the designation of certain named executive officers to a lower benefit tier level. Restrictive covenant provisions applicable to named executive officers receiving payments under the 2014 Change of Control Plan have also been strengthened relative to the Prior Change of Control Plans.

The 2015 Key Employee Severance Plan is intended to be the successor plan to the Company’s 2012 Key Employee Severance Plan, which will expire by its terms as of December 31, 2014. The Committee adopted the 2015 Key Employee Severance Plan in order to continue to promote the retention and continuity of key employees by offering termination benefits that are competitive within the market in which the Company competes for executive talent, while providing key protections to the Company. Payments and benefits payable to the Company’s named executive officers under the 2015 Key Employee Severance Plan are generally similar to or less than payments and benefits payable under the 2012 Key Employee Severance Plan, primarily due to the designation of certain named executive officers to a lower benefit tier level. In addition, restrictive covenant provisions applicable to named executive officers receiving payments under the 2015 Key Employee Severance Plan have been strengthened, including the addition of a 12-month non-compete provision.

The following summaries of the 2014 Change of Control Plan and the 2015 Key Employee Severance Plan are qualified in their entirety by reference to the text of each plan, copies of which are filed as exhibits to this report.

2014 Change of Control Plan

As noted above, the Company adopted the 2014 Change of Control Plan in order to replace and consolidate the Prior Change of Control Plans, and to continue to offer severance benefits to certain of the Company’s key executives in the event that their employment is terminated in connection with a change of control of the Company. Under the 2014 Change of Control Plan, participants are grouped into two tiers of benefits, as selected and designated by the Committee. The Committee designated the following named executive officers to participate in the 2014 Change of Control Plan: Thomas J. McInerney, as a Tier I Executive; and Martin P. Klein, Kevin D. Schneider and Daniel J. Sheehan IV, as Tier II Executives.

Severance benefits are payable under the 2014 Change of Control Plan only upon the occurrence of two clearly defined events. First, a “change of control” of the Company must have occurred. Second, the named executive officer’s employment must either be terminated by the Company without “cause,” or by the named executive officer for “good reason,” in each case within 24 months from the date of a change of control (as such terms are defined in the plan). Such employment termination is referred to as a “qualified termination.”

To receive severance benefits under the 2014 Change of Control Plan, the named executive officer must execute and deliver to the Company a general release of claims and agree to certain restrictive covenants, including restrictions on competition (for 12 months), customer solicitation (for 24 months), and employee recruitment (for 24 months).

Upon the occurrence of a qualified termination within 24 months of a change of control, the named executive officer will receive the following severance benefits:

•	Severance payment. The named executive officer will receive a lump sum cash severance payment, payable within 60 days of the date of termination in an amount equal to two and one-half times base salary plus two and one-half times target bonus, in the case of a Tier I Executive, or two times base salary plus two times target bonus, in the case of a Tier II Executive.

•	Pro rata bonus payment. The named executive officer will receive a lump sum cash payment based on the annual bonus that would have been payable with respect to the fiscal year in which the qualified termination occurs (determined based on actual pro rata performance, to the extent such performance can be reasonably established, or otherwise based on an assumed achievement of all relevant performance goals at “target”), prorated to the nearest half-month to reflect the portion of the fiscal year that had elapsed prior to the qualified termination, and payable within 60 days following termination.

•	Vesting of time-based equity awards. Stock options, SARs, restricted stock units and other stock awards with time-based vesting restrictions held by the named executive officer will become immediately vested as of the named executive officer’s qualified termination and will remain exercisable until the award’s regular expiration date.

•	Vesting of performance-based equity awards. Performance-based equity awards held by the named executive officer will become vested and be deemed earned based on actual pro rata performance as of the date of the named executive officer’s qualified termination, to the extent such performance can be reasonably established, or otherwise based on an assumed achievement of all relevant performance goals at “target,” prorated to the nearest half-month to reflect the portion of the performance period that had elapsed prior to the qualified termination, and payable within 60 days following termination.

•	Benefits payment. The named executive officer will receive a lump sum cash payment, payable within 60 days of the date of termination, equal to the monthly cost to provide the group medical, dental, vision, and/or prescription drug plan benefits the employee had been receiving before the qualified termination, multiplied by 18.

•	Continuation of life insurance. The named executive officer will receive continued coverage under the Company’s group life insurance plan for 18 months.

•	Retirement plan provisions. The named executive officer will become fully vested in any funded or unfunded nonqualified pension, retirement or deferred compensation plans in which he participates.

The 2014 Change of Control Plan does not provide for any tax gross-ups. In the event the named executive officer would be subject to a 20% excise tax under Section 4999 of the Internal Revenue Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the payments and benefits to the named executive officer would be reduced to the maximum amount that does not trigger the excise tax unless the named executive officer would retain greater value (on an after-tax basis) by receiving all payments and benefits and paying all excise and income taxes.

The 2014 Change of Control Plan became effective December 17, 2014. A copy of the 2014 Change of Control Plan is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

2015 Key Employee Severance Plan

The Committee adopted the 2015 Key Employee Severance Plan to promote the retention of a selected group of key employees by providing severance benefits in the event their employment is involuntarily terminated under certain circumstances. The 2015 Key Employee Severance Plan will become effective as of January 1, 2015, and is intended to be the successor plan to the Company’s 2012 Key Employee Severance Plan, which will expire by its terms as of December 31, 2014. The 2015 Key Employee Severance Plan will continue in effect unless and until it is terminated by the Committee or the Board.

Under the 2015 Key Employee Severance Plan, participants are grouped into one of three tiers of benefits, as selected and designated by the Committee. The Committee designated the following named executive officers to participate in the 2015 Key Employee Severance Plan: Thomas J. McInerney, as a Tier I Employee; and Martin P. Klein, Kevin D. Schneider and Daniel J. Sheehan IV, as Tier II Employees.

Severance benefits are payable under the 2015 Key Employee Severance Plan only upon the occurrence of a “qualified termination.” A qualified termination is defined as a termination of employment by the Company without “cause,” or a termination of employment by the named executive officer for “good reason,” each as defined in the 2015 Key Employee Severance Plan.

To receive severance benefits under the 2015 Key Employee Severance Plan, the named executive officer must execute and deliver to the Company a general release of claims and agree to certain restrictive covenants, including restrictions on competition (for 12 months), customer solicitation (for 24 months) and employee recruitment (for 24 months).

Upon the occurrence of a qualified termination, the named executive officer will be entitled to receive the following severance benefits:

•	Severance payment. The named executive officer will receive a lump sum cash severance payment, payable within 60 days of the date of termination in an amount equal to two times base salary plus two times target bonus, in the case of a Tier I Employee, or one times base salary plus one times target bonus, in the case of a Tier II Employee.

•	Pro rata bonus payment. The named executive officer will receive a lump sum cash payment based on the annual bonus that would have been payable with respect to the fiscal year in which the qualified termination occurs (determined at the end of such year based on actual performance results), prorated to the nearest half month to reflect the portion of the fiscal year that had elapsed prior to the date of termination.

•	Partial vesting of time-based equity awards. Stock options, stock appreciation rights (SARs), restricted stock units and other stock awards with time-based vesting restrictions held by the named executive officer that otherwise would have become vested on the award’s next regularly scheduled vesting date based on continued employment will become immediately vested as of the named executive officer’s qualified termination and will remain exercisable until the earlier of the first anniversary of the date of the qualified termination or the award’s regular expiration date. The remainder of such awards will be forfeited.

•	Vesting of performance-based equity awards. Performance-based equity awards held by the named executive officer for at least twelve months will remain outstanding and will be earned, if at all, based on actual performance through the end of the performance period, prorated to the nearest half-month to reflect the portion of the performance period that had elapsed prior to the qualified termination, and payable on the regular payment date for such awards. Any performance-based equity awards held for less than twelve months will be forfeited.

•	Benefits payment. The named executive officer will receive a lump sum cash payment, payable within 60 days of the date of termination, equal to the monthly cost to provide the group medical, dental, vision, and/or prescription drug plan benefits the employee had been receiving before the qualified termination, multiplied by 12.

•	Retirement plan provisions. The named executive officer will become fully vested in any funded or unfunded nonqualified pension, retirement or deferred compensation plans in which he participates, provided he has been employed by the Company for at least five years.

A copy of the 2015 Key Employee Severance Plan is attached as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following materials are furnished as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	Genworth Financial, Inc. 2014 Change of Control Plan

10.2	Genworth Financial, Inc. 2015 Key Employee Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: December 18, 2014	By:	/s/ Michael S. Laming
Michael S. Laming
Executive Vice President – Human Resources